SCHEDULE 14C
                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
             of the Securities Exchange Act of 1934 (Amendment No. )

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[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                           Xechem International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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                           Xechem International, Inc.
                                100 Jersey Avenue
                              Building B, Suite 310
                         New Brunswick, New Jersey 08901
                                 (732) 247-3300

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                       PROPOSED ACTION BY WRITTEN CONSENT
                                 OF STOCKHOLDERS
                  TO BE EFFECTED ON OR BEFORE NOVEMBER 30, 2001
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               WE ARE NOT ASKING YOU FOR A PROXY AND REQUEST THAT
                             YOU NOT SEND US A PROXY

To the Stockholders of Xechem International, Inc.:

     The attached Information Statement is being delivered by Xechem International, Inc. in connection with the approval by our stockholders of an amendment to our certificate of incorporation to increase the number of authorized shares of our common stock, $0.00001 par value, from 700,000,000 to 1,950,000,000 shares. This information statement is first being mailed to stockholders on or about November 9, 2001. We anticipate that the amendment will become effective on or about November 30, 2001.

     On October 11, 2001, our board of directors approved a resolution authorizing us to file the amendment to our certificate of incorporation with the Delaware Secretary of State. As of October 15, 2001, the holders of a majority of our outstanding shares of common stock, Series A Preferred Stock and Class C, Series 6 Preferred Stock, voting together as a class, approved the amendment and authorized us to file the amendment with the Delaware Secretary of State by written consents signed by each of these shareholders in accordance with the Delaware General Corporation Law.

     We have been engaged in a private offering of our Unsecured Subordinated Convertible Debentures (the "Debentures") in the original principal amount of up to $1,500,000, which offering is being made only to accredited investors and is exempt as a private offering under Regulation D of the Securities Act of 1933, as amended. The Debentures are convertible into shares of our common stock. The offering consists of two tranches of Debentures: one tranche, consisting of $307,500 in principal amount of Debentures, having a conversion price not to exceed the lesser of $0.005 per share or 70% of the fair market value of the common stock, and the other tranche, consisting of the remaining Debentures, having a conversion price not to exceed the lesser of $0.0025 per share or 70% of the fair market value of the common stock. Fair market value means the average of the mid-point of the closing bid and ask price for the common stock over the five trading days preceding any

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

request for conversion. As of the date of this Information Statement, we have sold $782,500 in principal amount of the Debentures and we are continuing to offer the remaining Debentures. The Debentures mature in ten years from issuance and provide that we are not required to make any payments of principal or interest until maturity. If we sell all of the Debentures and all of the Debentures are held until maturity, we will be required to issue approximately 1,162,000,000 shares of our common stock.

     We also have granted options to other parties, including options granted pursuant to our stock option plan, which, as of the date of this Information Statement, provide for the purchase of up to 24,954,000 shares of our common stock. The amendment to our certificate of incorporation provides us with a sufficient number of shares of common stock to issue in connection with the conversion of the Debentures and the exercise of stock options. The amendment also will provide us with an increased number of shares of common stock to issue in connection with future financings, should we be so required.

     This letter and the accompanying Information Statement are being distributed to you, our stockholders, in accordance with the requirements of
Section 228 of the Delaware General Corporation Law and Section 14(c) of the Securities Exchange Act of 1934, as amended.

                              By Order of the Board of Directors:


                              Dr. Ramesh C. Pandey
                              President and Chairman of the Board of Directors

New Brunswick, New Jersey
November 9, 2001

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                           XECHEM INTERNATIONAL, INC.
                                100 Jersey Avenue
                              Building B, Suite 310
                         New Brunswick, New Jersey 08901

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                              INFORMATION STATEMENT

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                               GENERAL INFORMATION

     This Information Statement relates to an amendment to the certificate of incorporation of Xechem International, Inc. We are first mailing this Information Statement on or about November 9, 2001, to stockholders of record as of the close of business on October 19, 2001.

     In early 2001, our Board of Directors decided to issue Unsecured Subordinated Convertible Debentures (the "Debentures") in the original principal amount of up to $1,500,000 in order to obtain additional working capital for our operations. We have been offering the Debentures to investors up to and including the date of this Information Statement and, to date, we have sold $782,500 in principal amount of the Debentures. We are offering the Debentures only to accredited investors in a private offering exempt from registration under Regulation D of the Securities Act of 1933, as amended. We are continuing to offer the remaining Debentures.

     All of the Debentures mature ten years from the date of issuance and are convertible into shares of common stock any time after six months from the date of issuance. The Debentures consist of two tranches: one tranche, consisting of $307,500 in principal amount of Debentures, having a conversion price not to exceed the lesser of $0.005 per share or 70% of the fair market value of the common stock, and the other tranche, consisting of the remaining Debentures, having a conversion price not to exceed the lesser of $0.0025 per share or 70% of the fair market value of the common stock. Fair market value means the average of the mid-point of the closing bid and ask price for the common stock over the five trading days preceding any request for conversion. The holders of the Debentures are entitled to convert some or all of the unpaid principal and interest into common stock. The Debentures provide that we are not required to make any payments of principal or interest prior to the maturity date. The Debentures bear simple interest at the rate of 8% per annum.

     The Debentures are subordinated to all of our existing and future bank debt and to any secured financing which we obtain. The Debentures contain customary anti-dilution protection in the event of stock splits, mergers, consolidation and similar business combinations.

     In the event that all of the Debentures are held to maturity, we do not make any payments of principal or interest prior thereto, and all principal and interest then outstanding is converted into shares of our common stock, the holders of the Debentures will own in excess of 1,162,000,000 shares of our common stock. We presently have outstanding approximately 345,000,000 shares of common stock; based upon the above facts, the holders of common stock received upon conversion

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of the Debentures  would own  approximately  64% of our voting stock, on a fully diluted basis, if we do not issue any other shares of common stock.

     In connection with their purchase of Debentures, we also agreed to register the common stock which we will issue in connection with the conversion of the Debentures. We have prepared such registration statement and have filed it with the U.S. Securities and Exchange Commission.

     We have granted options to other parties, including our employees pursuant to our Stock Option Plan, to purchase up to 24,954,000 shares of our common stock. We recently increased the number of shares of common stock which we are able to issue under our Stock Option Plan from 12,600,000 to 25,000,000 shares.

     If all of the Debentures are converted and the other options are exercised, we will not have a sufficient number of shares of common stock available for issuance. In addition, we believe it is prudent to have additional authorized but unissued shares of common stock available for issuance at all times to enable us to expeditiously raise additional funds or use our stock for strategic acquisitions or as currency for the procurement of services or assets, without seeking shareholder approval in each instance. We presently do not have any plans to issue additional shares of our common stock or preferred stock in connection with transactions involving a merger, consolidation, sale of a major portion of our assets or any other form of business combination. On October 11, 2001, our board of directors unanimously adopted a resolution approving an amendment (the "Amendment") to our certificate of incorporation to increase the number of authorized shares of common stock, par value $0.00001, from 700,000,000 to 1,950,000,000. The present holders of our common and preferred stock do not have pre-emptive rights. Our board of directors has the authority to determine the rights, preferences and privileges of any shares of preferred stock which may be issued in the future, including dividend rates, conversion prices, voting rights, redemption features and similar terms. Holders of over a majority of our shares of common stock, Series A Preferred Stock, and Class C, Series 6 Preferred Stock, voting together as a class, have given their consents to the Amendment. A copy of the Amendment is attached as an Appendix to this Information Statement.

     Under Section 228 of the Delaware General Corporation law, we are required to provide prompt notice of the taking of corporate action without a meeting to our stockholders of record who have not consented in writing to this action. This Information Statement is intended to provide you with the required notice. We will not need any further authorization from our shareholders for any matter prior to our issuance of any additional shares of common stock or preferred stock. The approval of the Amendment is the only matter covered by this Information Statement.

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                      WE ARE NOT ASKING YOU FOR A PROXY AND
                      REQUEST THAT YOU NOT SEND US A PROXY.

VOTE REQUIRED

     The Amendment requires the affirmative vote of the holders of a majority of our outstanding shares of voting stock. Each holder of our common stock is entitled to one vote for each share held. The holder of Class A Voting Preferred Stock is entitled to cast 1,000 votes per share of Class A Preferred Stock and the holder of Class C, Series 6 Preferred Stock is entitled to cast 10,000 votes per share. Section 228 of the Delaware General Corporation Law provides that the written consent of the holders of outstanding shares of voting stock, having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the matter were present and voted, may be substituted for a special meeting. In order to eliminate the cost and delay involved in holding a special meeting and in order to amend our Certificate of Incorporation as soon as possible, our board of directors decided to obtain the written consent of the holders of a majority of the shares of our outstanding common stock and preferred stock, voting together as a class. No dissenters' or appraisal rights are available to our stockholders under the Delaware General Corporation Law in connection with the Amendment.

     The record date for purposes of determining stockholders entitled to vote is the close of business on October 19, 2001. As of the record date, we had 345,887,279 shares of common stock outstanding, held by 228 holders of record, 2,500 shares of Class A Preferred Stock, held by one holder of record, and 2,232 shares of Class C, Series 6 Preferred Stock, held by one holder of record.

     As of the date of this Information Statement, we have received consents from stockholders holding a total of 172,442,014 shares of our common stock and the approval of the holders of all 2,500 shares of Class A Preferred Stock, which are entitled to a vote equivalent to 2,500,000 shares of common stock, holders of all 2,232 shares of Class C, Series 6 Preferred Stock, which are entitled to a vote equivalent to 22,320,000 shares of common stock, voting together as a class. This vote equates to 197,262,014 shares, or 53.2% of our voting capital stock. The Amendment will become effective upon filing with the Delaware Secretary of State. We intend to file the Amendment as soon as practicable, but in no event earlier than 20 days following the mailing of this Information Statement.

                           SHARE OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the total voting stock (including the Common Stock, Class A
Preferred Stock and Class C, Series 6 Preferred Stock) as of October 19, 2001 by: (i) each Stockholder known by the Corporation to beneficially own in excess of 5% of the outstanding shares of Common Stock, Class A Preferred Stock and Class C, Series 6 Preferred Stock; (ii) each director and director nominee; and
(iii) all directors and executive officers, as a group. As of October 19, 2001, we had 345,887,279 shares of

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

common stock issued and outstanding, 201,438 shares of Series A Preferred Stock outstanding and 2,232 shares of Class C, Series 6 Preferred Stock outstanding. All of the outstanding Class A Preferred Stock and Class C, Series 6 Preferred Stock is owned by Dr. Ramesh C. Pandey. Except as otherwise indicated in the footnotes to the table, the persons named below have sole voting and investment power with respect to the shares beneficially owned by such persons.

                                                         CLASS A PREFERRED     CLASS C, SERIES 6 PRE-
                                  COMMON STOCK                 STOCK               FERRED STOCK
-----------------------------------------------------------------------------------------------------------------
                                                                                                       PERCENT OF
                                                                                                         VOTING
                              NUMBER OF     PERCENT    NUMBER OF    PERCENT    NUMBER OF    PERCENT      STOCK
NAME AND ADDRESS                SHARES      OF CLASS    SHARES     OF  CLASS    SHARES     OF  CLASS     (1)(7)
-----------------------------------------------------------------------------------------------------------------
Jai Gupta (2)               60,000,000       17.3%           0        --             0        --         16.2%
-----------------------------------------------------------------------------------------------------------------
Stephen Burg (3)             1,633,333(4)     0.4%           0        --             0        --           .4%
-----------------------------------------------------------------------------------------------------------------
Dr. Ramesh C. Pandey (5)    60,423,633(6)    17.5%       2,500       100%        2,232       100%        23.0%
-----------------------------------------------------------------------------------------------------------------
John Luther (5)                      0         --            0        --             0        --           --
-----------------------------------------------------------------------------------------------------------------
Jed Goldart (5)                      0         --            0        --             0        --           --
-----------------------------------------------------------------------------------------------------------------
Neil Kosterman (5)                   0         --            0        --             0        --           --
-----------------------------------------------------------------------------------------------------------------
All directors and           62,056,996(6)    17.9%       2,500       100%        2,232       100%        23.4%
executive officers as a
group ....  (5 persons)
-----------------------------------------------------------------------------------------------------------------

(1) Gives effect to the voting rights of 2,500 shares of Class A Voting Preferred Stock, all of which are owned by Dr. Pandey and which entitle him to cast 1,000 votes per share on all matters as to which shareholders are entitled to vote.

(2)  The  address of Jai Gupta is 3750  Centerview  Drive,  Chantilly,  Virginia
     20151.

(3) The address of Stephen Burg is 3257 Winged Foot Drive, Fairfield, California 94533.

(4) Does not include 1,024,700 shares subject to the options, which presently are not exercisable, and will not be exercisable, within 60 days of May 14, 2001; however, includes 500,000 shares subject to options which are presently exercisable.

(5) The address of Dr. Pandey and Messers. Luther, Goldart and Kosterman is c/o Xechem International, Inc., 100 Jersey Avenue, Building B, Suite 310, New Brunswick, New Jersey 08901.

(6) Does not include 1,707,000 shares subject to certain options owned by Dr. Pandey, which presently are not exercisable, and will not be exercisable, within 60 days from May 14, 2001; however, does include 500,000 shares subject to presently exercisable options.

(7) During 2000, Mr. Gupta granted to Dr. Pandey an irrevocable proxy to vote all of the shares under his control.

                                  OTHER MATTERS

     Our board of directors is not aware of any matter, other than that described in this Information Statement, to be presented for the consent of stockholders.

     We are subject to the reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, accordingly, are required to file reports and other information with the SEC relating to our business, financial condition and other matters. Our financial statements, and other information concerning us, are required to be disclosed in proxy statements distributed to the our stockholders or other reports filed with the SEC. These reports, proxy statements and other

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information  are available for inspection at the public  reference  rooms of the
SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies can also be obtained, by mail, upon payment of the SEC's customary charges, by writing to the SEC's main office at 450 Fifth Street, N.W., Washington, D.C. 20549. This material is also available through the Internet at the SEC's website, and may be requested from the Company at 100 Jersey Avenue, Building B, Suite 310, New Brunswick, NJ 08901.

                                        By order of the Board of Directors


                                        Dr. Ramesh C. Pandey, President and
                                        Chairman of the Board of Directors

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